Cullen/Frost Bankers, Inc.
                                        Form 10-Q
                                      Exhibit Index


Exhibit                         Description
- -------                         -----------
11                              Statement re: Computation of Earnings per Share



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Exhibit 11
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
                              Cullen/Frost Bankers, Inc.
                     Computation of Earnings Per Common Share
                      (in thousands, except per share amounts)
                                                                      Three Months Ended
                                                                            March 31
                                                                  -----------------------
Primary Earnings per Share                                            1995         1994
                                                                  ----------   -----------
Net income applicable to common stock                                $10,639      $ 9,098
                                                                  ===========  ===========

Weighted average shares outstanding                                   11,130       11,019
Addition from assumed exercise of stock options                          146          169
                                                                  ----------   -----------
Weighted average number of common shares outstanding                  11,276       11,188
                                                                  ==========   ===========
Primary earnings per common share:
Income before cumulative effect of accounting change                $   .94      $   .81
Net Income                                                              .94          .81
